SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ACROSS AMERICA FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

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     SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

ACROSS AMERICA FINANCIAL SERVICES, INC.
5350 South Roslyn, 400
Greenwood Village, CO 80111

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Across America Financial Services, Inc., a Colorado corporation, to the holders of record at the close of business on the record date, April 24, 2009, of the Company's outstanding common stock, $0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of the Company’s corporate name from “Across America Financial Services, Inc.” to “Omni Bio Pharmaceutical, Inc.” and the amendment to our Articles of Incorporation to increase our authorized common shares to 200,000,000 from the current 50,000,000 and to increase our authorized preferred shares to 5,000,000 from the current 1,000,000. The par values of the common and preferred shares will not be changed. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Across America Financial Services, Inc.

The Board of Directors of the Company (the “Board of Directors”) unanimously approved the change of name to “Omni Bio Pharmaceutical, Inc.” The name change to “Omni Bio Pharmaceutical, Inc.” will more accurately reflect our future business as disclosed in our Current Report on Form 8-K filed on April 6, 2009. In addition, the Board of Directors unanimously approved the increase of our authorized common shares to 200,000,000 from the current 50,000,000 and the increase our authorized preferred shares to 5,000,000 from 1,000,000. The Board of Directors believes that this increase in the number of authorized shares will give us more flexibility to raise capital.

The Company also received the consent of a majority of the outstanding shares of the Common Stock. We will, when permissible following the expiration of the appropriate period mandated by Rule 14c- and the provisions of the Colorado Revised Statutes, file Articles of Amendment to amend our Articles of Incorporation (the “Articles of Amendment”) changing our name and increasing our authorized shares.

The Articles of Amendment will become effective when filed with the Colorado Secretary of State. We anticipate that such filing will occur no earlier than twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on April 24, 2009 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the “Record Date”). There were 23,764,567 shares of common stock issued and outstanding on April 24, 2009. We anticipate that this Information Statement will be mailed on or about May 6, 2009 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since January 1, 2009 being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of the company;
2.	any proposed nominee for election as a director of the company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders and Security Ownership of Management

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date by (i) each person who has been selected to serve as a director, (ii) each person selected to be an executive officer, (iii) all persons selected to become directors and executive officers as a group and (iv) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock. The calculation of the percentage owned is based on 23,764,567 shares of Common Stock outstanding on that April 24, 2009.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner		Percent of Class
Vicki D. E. Barone 5350 South Roslyn, Suite 400 Greenwood Village, CO 80111	1,991,414 (1)	8.17%

Steven M. Bathgate 5350 South Roslyn, Suite 400 Greenwood Village, CO 80111	2,120,164(2)	8.71%

Dr. Paul Dragul ENT Physicians 950 Harvard Ave. , Ste. 500 Denver, CO 80202	435,000(3)	1.81%

Honorable Al Kramer 64 Humphrey Street Swampscott, MA 01907	875,000(4)	3.67%

Dr. Michael Iseman National Jewish Health 1400 Jackson St. , Ste. J223 Denver, CO 80206	75,000(5)	0.31%

Michael Wort Chittern Cottage, Church Grove Little Chalfont Buckinghamshire, HP6 6SH England	1,050,000(6)	4.41%

Edward C. Larkin 5350 South Roslyn, Suite 400 Greenwood Village, CO 80111	500,000(7)	2.10%

Charles A. Dinarello Univ. Colorado Denver Division Infectious Disease 12700 E 19th Street Aurora, CO 80045	-0-	--

All Persons Selected to be Officers and Directors as a Group (8 persons)	5,883,828(8)	23.03%

Dr. Leland Shapiro Denver Veterans Affairs Medical Center 1055 Clermont St, Box 111 L Denver, CO 80220	3,368,750 (9)	14.18%

David C. Olson 7405 Sagebrush Drive Parker, CO 80138	1,248,750 (10)	5.24%

David W. Floor 5820 Tolcate Woods Salt Lake City, UT 84121	1,293,750	5.44%

University License Equity Holdings, Inc. 4740 Walnut Street, Suite 100 Boulder, CO 80309	1,427,834	6.01%

BOCO Investments, LLC 103 West Mountain Ave. Fort Collins, Colorado 80524	2,374,080 (11)	9.99%

(1)	Includes 218,750 shares held directly by Vicki D. E. Barone (of which 25,000 shares are held by her IRA) and 609,914 shares underlying common stock purchase warrants held by Ms. Barone. Also includes 1,162,750 shares held by Bathgate Partners LLC, of which Ms. Barone is a Senior Managing Partner.

(2) Includes 210,000 shares owned by Mr. Bathgate, 25,000 shares directly owned by Mr. Bathgate’s IRA, 137,500 shares owned by Mr. Bathgate’s wife, 25,000 shares underlying a convertible note held by Mr. Bathgate’s wife, 50,000 shares underlying common stock purchase warrants held by Mr. Bathgate's wife, and 509,914 shares underlying common stock purchase warrants held by Mr. Bathgate. Mr. Bathgate disclaims beneficial ownership of all of Mrs. Bathgate’s shares. Also includes 1,162,750 shares owned by Bathgate Partners LLC, of which Mr. Bathgate is a Senior Managing Partner.

(3) Includes 125,000 shares directly owned by Dr. Paul Dragul and 310,000 shares underlying common stock purchase warrants held by him.

(4) Includes 775,000 shares owned by the Honorable Al Kramer and 100,000 shares underlying common stock purchase warrants held by him.

(5) Includes 75,000 shares underlying common stock purchase warrants held by Dr. Iseman.

(6) Includes 1,000,000 shares of common stock owned by Mr. Wort and 50,000 shares underlying common stock purchase warrants to be held by him.

(7) Represents 500,000 shares of Common Stock owned by Mr. Larkin.

(8) Includes the shares listed in footnotes (1) through (8).

(9) Represents 3,368,750 shares of Common Stock owned by Dr. Shapiro.

(10) Includes 73,750 shares owned directly by David C. Olson and 50,000 shares underlying common stock purchase warrants held by him. Also includes 15,000 shares owned by the wife of David Olson; 380,000 shares owned by RBO, LLC a limited liability Company owned by his wife; 220,000 shares owned by Associates Capital Inc., a company controlled by David Olson; 500,000 shares owned by D & R Concepts, Ltd, LLLP, a company owned by David Olson and his wife; and 10,000 shares owned by the son of David C. Olson.

(11) Represents 1,800,000 shares owned directly by BOCO Investments, LLC, and approximately 574,080 shares currently issuable upon the exercise of warrants. Does not include approximately 4,600,920 shares underlying common stock purchase warrants held by BOCO Investments, LLC because of a provision in the warrants prohibiting warrant exercise if the exercise would increase the beneficial ownership of BOCO Investments, LLC above 9.99%.

Amendment to the Corporation's Articles of Incorporation to Change Name and Increase the Number of Authorized Shares

On April 16, 2009, the Board of Directors approved, subject to receiving the approval of a majority of the shareholders of the Common Stock, an amendment to our Articles of Incorporation to change the name of the Company from “Across America Financial Services, Inc.” to “Omni Bio Pharmaceutical, Inc.” and to increase our authorized common shares to 200,000,000 from the current 50,000,000 and to increase our authorized preferred shares to 5,000,000 from 1,000,000. The par values of the common and preferred shares will not be changed. The Company intends to use the additional authorized stock for future financings, but has no specific plans or arrangements to issue any such shares.

Shareholder approval for the Articles of Incorporation for the change of name and the increase of the authorized shares of the Company was obtained by written consent of:

  the Honorable Al Kramer, a Director, who is the owner of 775,000 shares of our outstanding common stock on the Record Date;
  Michael Wort, a Director, who is the owner of 1,000,000 shares of our outstanding common stock on the Record Date;
  Edward Larkin, our Interim CFO, who is the owner of 500,000 shares of our outstanding common stock on the Record Date;
  Bathgate Partners LLC, which is the owner of 1,162,750 shares of our outstanding common stock on the Record Date;
  Dr. Leland Shapiro, a principal shareholder, who is the owner of 3,368,750 shares of our outstanding common stock on the Record Date;
  BOCO Investments, LLC, which is the owner of 1,800,000 shares of our outstanding common stock on the Record Date;
  University License Equity Holdings, Inc. , which is the owner of 1,427,834 shares of our outstanding common stock on the Record Date; and
  David C. Olson who controls 1,183,750 shares of our outstanding common stock on the Record Date.
  David W. Floor, who is the owner of 1,293,750 shares of our outstanding common stock on the Record Date.

Together, these shareholders hold 12,511,834 shares which represent 52.6% of the shares of common stock outstanding on the record date. The amendments to the Company's Articles of Incorporation to change our name and increase the number of shares of authorized stock will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of the Common Stock and until the appropriate filings have been made with the Colorado Secretary of State.

Changes to our Business and Change of Control

We are a Colorado corporation that was originally incorporated on December 1, 2005 in Colorado. Until March 23, 2007, we were a wholly-owned subsidiary of Capterra Financial Group, Inc., formerly known as Across America Real Estate Corp. (“CAPT”).

On January 10, 2007, the directors of CAPT approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, the pro rata spin-off of us to CAPT shareholders of record on March 1, 2007. Our shares were owned by CAPT, who distributed a total of 1,810,476 shares to the CAPT shareholders on or about March 23, 2007.

On March 31, 2009 the Company completed the acquisition of Apro Bio Pharmaceutical Corporation, a Colorado corporation ("Apro") pursuant to the terms of the Agreement of Merger and Plan of Reorganization, as amended (the "Merger Agreement") among the Company, Apro and Across America Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of the Company ("AAAC"). Under the terms of the Merger Agreement AAAC was merged into Apro, and Apro became a wholly-owned subsidiary of the Company. Apro plans to acquire and develop existing and novel therapies that can move through clinical trials quickly, shepherding them through the FDA approval processes and advancing them through commercialization. To that end, APRO is the licensee of filed but not yet issued patents related to composition of matter and method of use for treating bacterial infection including bacterial pneumonia, tuberculosis and anthrax infections. APRO has also licensed an existing patent for the treatment of viral infection including HIV, Influenza and potentially the “bird flu” virus.

The reverse acquisition transaction also resulted in a change of control of the Company. Upon closing the merger, we issued a total of 18,210,295 shares to the Apro shareholders in exchange for all of their issued and outstanding shares.

As a result of the reverse acquisition transaction with Apro, we entered into a new business. We are changing our name to “Omni Bio Pharmaceutical, Inc.” to reflect our new business.

Dissenters Rights

Under Colorado law, shareholders of the Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our Current Report on Form 8-K filed on April 6, 2009 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

                                                                                                                                                       ACROSS AMERICA FINANCIAL SERVICES, INC.

May 5, 2009                                                                                                                                  By: /s/ Vicki D. E. Barone
                                                                                                                                                              Vicki D.E. Barone
                                                                                                                                                              Chairperson of the Board